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[SAMSON BELAIR DELOITTE & TOUCHE LOGO]             [PRICEWATERHOUSECOOPERS LOGO]


                                                                       Exhibit 3



                               AUDITORS' CONSENT


We consent to the inclusion in the Annual Report on Form 40-F of our report dated November 29, 2002, with respect to the consolidated financial statements of National Bank of Canada (the "Bank") as at and for the year ended October 31, 2002 included in Exhibit 1 and of our comments for U.S. Readers on Canada -- U.S. Reporting Difference, dated November 29, 2002 included in Exhibit 4. Our signatures to this letter relate to the year ended October 31, 2002 for which we were auditors of the Bank.



[SAMSON BELAIR/DELOITTE & TOUCHE SIGNATURE]   [PRICEWATERHOUSECOOPERS SIGNATURE]
Samson Belair/Deloitte & Touche               PricewaterhouseCoopers LLP
General Partnership                           Chartered Accountants
Chartered Accountants


November 29, 2002








SAMSON BELAIR/DELOITTE & TOUCHE, S.E.N.C.      PRICEWATERHOUSECOOPERS S.R.L.
COMPTABLES AGREES                              COMPTABLES AGREES
1, Place Ville-Marie                           1250, boul. Rene-Levesque Ouest
Bureau 3000                                    Bureau 2800
Montreal (Quebec) H3B 4T9                      Montreal (Quebec) H3B 2G4
Telephone: (514) 393-7115                      Telephone: (514) 205-5000
Telecopieur: (514) 390-4100                    Telecopieur: (514) 876-1502